BROKERAGE GENERAL AGENT AGREEMENT

1.  AUTHORIZATION
The Distributor authorizes you to act as a brokerage general agent for the purpose of soliciting applications for and servicing the insurance products of the Company (the "Company Products") listed on the attached schedule (the "Product Roster"), subject to the provisions of this Agreement, through properly licensed and appointed insurance agencies ("Insurance Agencies") and independent individual agents ("Independent Agents"). The Product Roster may be amended by the Distributor in its sole discretion by written notice to you to add or delete insurance products or restrict the sale of certain products in particular jurisdictions.

2.  RELATIONSHIP
As a Brokerage General Agent, you will be an independent contractor with full freedom to determine the time, place and method of performance and agree that neither this Agreement nor any related dealings with the Company or the Distributor hereafter will create a relationship of employee and employer between you and the Distributor or the Company.

3.  APPOINTMENTS
The Distributor will recommend you to the Company for appointment. You may recruit and recommend prospective Insurance Agencies and Independent Agents (collectively, "Agents") to the Company for appointment. Applications shall be made on forms provided by the Distributor, signed by you and, where applicable, the proposed appointee. The Company reserves the right to approve, reject or terminate any appointment at any time with or without cause. You will not recommend any prospective Agent to the Company for appointment in a state unless the individual or agency (if required) is licensed in the state. You will not recommend any prospective Agent for appointment if you have any reason to doubt that the individual or agency is of good reputation and is competent and qualified to be an Agent of the Company. You are responsible for the faithful performance of each Agent's duties. You will not request, unless you have received prior written authorization from the Distributor, that the Company appoint anyone who has been associated with AXA Network, LLC or any Company at any time during the preceding twelve (12) months.

4. LIMITS OF AUTHORITY
(a) You will not alter, modify, waive or change any of the terms, rates, or conditions of any Company Product.
(b) You will perform all obligations under this Agreement in compliance with all applicable federal, state, and local laws and regulations, including without limitation insurance laws and regulations and such codes of conduct and other rules and procedures as may be issued by the Distributor or the Company, all of which shall be deemed to be a part of this Agreement. You will be properly licensed in all states in which you or any Agents writing through you do business.
(c) You will not recommend any Company Product unless you have reasonable grounds, after reasonable inquiry, to believe it is suitable for the applicant.
(d) You will not make any representations concerning any Company Product contrary to the terms and conditions thereof.
(e) You will not accept any sums on behalf of the Company other than checks in payment of the first premium signed by the applicant. You will not endorse checks payable to the Company or pay premiums out of your account.
(f) You will not encourage a prospective purchaser to surrender or exchange an insurance policy or contract issued by a Company in order to purchase a Company Product without the prior written consent of the Company issuing the original policy or contract. No compensation will be paid on unauthorized surrenders or exchanges.
(g) You will not, without the prior written consent of the Distributor, (1) solicit applications for Company Products on or from the premises of a banking, savings, or similar institution ("Bank") or (2) utilize Bank contacts, referrals or lists of customer or employees to solicit applications for Company Products, except through an Insurance Agency which is an affiliate of such Bank.
(h)You will forward all completed applications, checks and supporting materials to the Distributor promptly following receipt thereof. The Company reserves the right to accept or reject any application in its sole discretion.
(i) You will deliver policies and contracts issued by the Company to purchasers promptly following receipt thereof. You will not deliver a policy or contract
(1) until all outstanding requirements have been satisfied and the initial premium has been paid or (2) if there has been a change in the health, avocation, or occupation of the proposed insured since the date of the original application.
(j) You will not use or distribute any illustration, brochure, sales script, seminar or other types of presentation, advertising, direct mailing or any other sales materials relating to the Company or the Company Products without the prior written approval of the Company or the Distributor.
(k) You will not use the name of the Distributor or the Company or any trademark, service mark, symbol or trade style of the Distributor or the Company without the express written consent of the Distributor or the Company, as the case may be.
(l) You will not authorize or permit any Agent to take any action which you are not authorized or permitted to take hereunder.
(m) You will at all times during the term hereof maintain professional liability insurance in such form and amounts as the Distributor may require issued by an insurer having an A.M. Best's rating of A VIII or better. You will promptly notify the Distributor if your professional liability insurance is suspended or terminated.
(n) You will make all books and records regarding the solicitation of applications for and servicing of the Company Products available for inspection by representatives of the Distributor and the Company at your offices on reasonable demand at any time during normal business hours.
(o) You will cooperate with the Distributor and the Company in any judicial or regulatory investigation, proceeding or inquiry relating to the solicitation of applications for and/or servicing of the Company Products and promptly advise the Distributor of any notice or communication you may receive in connection therewith.
(p) You will promptly forward to the Distributor a copy of each complaint received from a customer or a regulatory agency concerning the solicitation of applications for and/or servicing of the Company Products pursuant to this Agreement. You will provide such information with respect to each complaint as the Distributor may request and cooperate with the Distributor in resolving the same.

5. COMPENSATION
(a) The Distributor will pay compensation to you for business produced by Agents written through you in accordance with the compensation schedule in the Product Roster in effect on the Production Date. The Distributor may amend the compensation schedule in the Product Roster as to business produced on future Production Dates in its sole discretion by written notice to you. The Distributor shall have sole authority to decide any dispute between Brokerage General Agents as to business written through them. Compensation will be paid to you at such times and in such manner as the Distributor may deem appropriate.
(b) In the event that an Insurance Agency which has a sales agreement with a Company or a Company affiliate authorizing it to sell a Company Product writes the business through you, then the Company or its affiliate will pay compensation to the Insurance Agency directly, and the compensation due and payable to you hereunder will, notwithstanding anything herein to the contrary, be the difference between the compensation which would otherwise be due and payable to you hereunder and the compensation due and payable by the Company or its affiliate to such Insurance Agency.
(c) Except as otherwise provided in Section 5(b), you will be solely responsible for the payment of compensation due and payable to Agents writing business through you. The Distributor may, if you request, pay compensation payable by you on Company Products to Agents on your behalf. Such payments will be made as an accommodation to you out of compensation payable to you hereunder and will constitute payment of the same to you. Agents will not have any claim against the Distributor or the Company for compensation in respect of Company Products.
(d) Compensation will be payable to you hereunder as long as you are not in default under any material terms and conditions of the Agreement. No further compensation will be payable hereunder following termination of this Agreement pursuant to paragraph 8.c.
(e) No compensation will be payable hereunder if the Company rejects an application or does not receive the initial premium when due, the purchaser exercises his/her free look right or the Company decides in its sole discretion to refund premiums paid.
(f) You will promptly repay to the Distributor any compensation received by you or paid on your behalf that you are not entitled to hereunder. The Distributor may apply sums payable to you hereunder against any indebtedness you may have to the Company or the Distributor. Your repayment obligations will survive termination of this Agreement.
(g) You shall pay all expenses incurred by you and Agents writing through you in the performance of this Agreement.
(h) Following termination of this Agreement, the Distributor may, to the extent permitted by law, discharge its obligation to pay compensation due after termination by making a single payment to you at any time after the termination of this Agreement equal to the commuted value of such compensation. The commuted value will be equivalent to the sum of the compensation due, or which would have been due, calculated by the Distributor on the basis of mortality, lapse, and interest rates deemed appropriate by the Distributor in its sole discretion.

6. CONFIDENTIALITY
(a) You will keep confidential all information provided by the Distributor or the Company about them or the Company Products, including without limitation business practices, marketing strategies, computer programs, rate manuals and printed and electronic data. You will only use such information for the purposes contemplated herein and shall not disclose any such information, other than sales materials intended for distribution to Agents and customers and rules and procedures issued by the Distributor or the Company for use by Agents, to third parties.
(b) You will not use any "nonpublic personal information" as defined in the Gramm-Leach-Bliley Act (the "GLB") or any other information subject to privacy laws or regulations for any purpose or disclose such information to any other person except as otherwise permitted by the GLB or such other law or regulation.
(c) Upon termination of this Agreement, you will promptly return to the Distributor all information, whether in written or electronic form, provided by the Distributor or the Company or developed from such information, all of which are and shall be throughout the term hereof property of the Distributor and/or the Company.

7. INDEMNITY
You will indemnify and hold the Company and the Distributor, and the Distributor will indemnify and hold you, harmless from and against any actual or threatened liabilities, losses, costs, claims and damages, including reasonable legal fees and expenses, arising out of or based upon any default hereunder, negligence or misconduct on its part or by any of its officers, employees or agents, including Agents.

8. TERMINATION
a. This Agreement may be terminated by either party upon the giving of thirty
(30) days prior written notice, and neither party shall thereafter have any rights or obligations hereunder except that Articles 5, 6, 7 and 9 will survive termination.
b. This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of any individual or entity which is a party to this agreement or a subsidiary, affiliate or individual acting as brokerage general agent hereunder, and neither party shall thereafter have any rights or obligations hereunder except as otherwise provided in this Agreement.
c. This Agreement may be terminated by either party immediately upon the giving of written notice following any default of the material provisions of this Agreement by the other in the performance of its obligations hereunder.

9. ARBITRATION
Any controversy, claim or dispute of any kind whatsoever between the parties arising out of or relating to this Agreement or any actual or alleged breach thereof shall be resolved by submitting such controversy, claim or dispute to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. Judgment on any award rendered by the arbitrators may be entered in any court, state or federal, having jurisdiction thereof. Exemplary damages and/or punitive damages will not be recoverable and will not be requested by any party hereto.

10.  GENERAL PROVISIONS
(a) Assignments. You may not assign any rights or delegate any obligations hereunder without the prior written consent of the Distributor, which shall not be unreasonably withheld.
(b) Entire Agreement. This Agreement contains the entire agreement between the parties.
(c) Amendments. Except as otherwise provided herein, this Agreement may not be altered, interpreted, amended, or modified except by a writing signed by you and the Distributor.
(d) No Waiver of Provisions. The failure of any party to enforce any provision of this Agreement does not constitute a waiver of that provision. No waiver of any provision shall be effective unless such waiver is stipulated in writing and signed by the Distributor and shall not constitute a waiver of such provision in the future except as specifically provided therein.
(e) Prior Agreements. This Agreement replaces all prior agreements between you and the Distributor and/or the Company as to the future solicitation of applications for and servicing of life insurance and annuity products of the Company. Prior agreements, if any, will continue in effect as to the servicing of prior sales and your right to compensation thereunder.
(f) Counterparts. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.
(g) Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
(h) Notices. All notices under this Agreement shall be given in writing. Each such notice shall be either hand delivered or transmitted by overnight carrier or certified United States mail, return receipt requested, to the last known address of the addressee and shall be effective upon delivery.
(i) Authorized Representative. No writing shall be of any force or effect as against the Distributor or the Company unless signed on its behalf by William Terry or such other person as may be designated in writing by a Senior Vice President of the Distributor.
(j) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
(k) Effective Date. This Agreement will take effect on the date, following receipt by the Distributor of a signed counterpart of this Agreement from you, on which the Distributor enters into this Agreement, as set forth below.

(11) DEFINITIONS
a. "Company" means AXA Equitable Life Insurance Company, MONY Life Insurance Company, MONY Life Insurance Company of America or an insurance company affiliate or subsidiary of any of the foregoing, as the case may be, which is the issuer of a particular policy or contract.
b. "Compensation" means compensation, whether called commissions, service fees, or any other name, of any kind payable under this Agreement.
c. "Distributor" means AXA Distributors, LLC and the insurance agency subsidiaries entering into this Agreement below.
d. "Production Date" means the date, following satisfaction of all outstanding requirements and payment of the initial premium, on which a particular policy or contract issued by the Company is placed in full force and effect as a result of your efforts and/or those of the Agent.
e. "You" shall mean each person and entity, other than the Distributor, signing this Agreement and all affiliates, subsidiaries and individuals acting as a brokerage general agent hereunder.


This Agreement is entered into by the following parties as of

--------------------------------, 2005.
  (Distributor to insert date)


Brokerage General Agent:              Distributor:
(Enter one or more parties as
 appropriate.)                        AXA Distributors, LLC
                                      AXA Distributors Insurance Agency, LLC
                                      AXA Distributors Insurance Agency of
-----------------------------          Alabama, LLC
  (Enter full legal name of           AXA Distributors Insurance Agency of
   entity or individual.)              Massachusetts, LLC




By:                                      By:
    --------------------------------         ----------------------------------

     Name:                                     Name:
            ------------------------                 --------------------------
     Title:                                    Title:  Vice President
            ------------------------


-------------------------------------
   (Enter full legal name of
    entity or individual.)

By:
    --------------------------------

     Name:
            ------------------------
     Title:
            ------------------------

                                   SCHEDULE I
                                       TO
                          GENERAL AGENT SALES AGREEMENT

                      AXA EQUITABLE LIFE INSURANCE POLICIES
                          MONY LIFE INSURANCE POLICIES

                          MONY LIFE OF AMERICA POLICIES

                          EFFECTIVE DATE: APRIL 1, 2005
                         (SUBJECT TO STATE AVAILABILITY)


ATHENA II UNIVERSAL LIFE WITHOUT CASH VALUE ENHANCEMENT
-------------------------------------------------------
    Policy Form Number: 04-100 or state variation

ATHENA II SURVIVORSHIP UNIVERSAL LIFE WITHOUT CASH VALUE ENHANCEMENT
--------------------------------------------------------------------
    Policy Form Number: 03-200 or state variation

ATHENA II UNIVERSAL LIFE WITH CASH VALUE ENHANCEMENT
----------------------------------------------------
    Policy Form Number: 04-100 or state variation

ATHENA II SURVIVORSHIP UNIVERSAL LIFE WITH CASH VALUE ENHANCEMENT
-----------------------------------------------------------------
    Policy Form Number: 03-200 or state variation

ONE YEAR TERM LIFE INSURANCE POLICY RENEWABLE TO AGE 80
-------------------------------------------------------
     Policy Form Number:  B12-98

MONY TERM TO AGE 95, TO EXPIRY DATE IN NY
-----------------------------------------
     Policy Form Number:  B7-98

MONY TERM TO AGE 95, LIFE INSURANCE POLICY WITH PREMIUM ADJUSTMENT PROVISION
----------------------------------------------------------------------------
     Policy Form Number:  C7-98-2

MONY FIXED PREMIUM INTEREST SENSITIVE WHOLE LIFE - ISWL
-------------------------------------------------------
     Policy Form Number: B3-02; B4-02 (Qualified)
                         In NY, C3-02; C4-02 (Qualified)

MONY FLEXIBLE PREMIUM VARIABLE LIFE TO MATURITY - VUL
-----------------------------------------------------
     Policy Form Number: B3-03; B4-03 (Qualified)
                         In NY, C3-03; C4-03 (Qualified)

FLEXIBLE PAYMENT DEFERRED ANNUITY
---------------------------------
     Policy Form Number:  B1-02, B2-02

                                   SCHEDULE II
                                       TO
                          GENERAL AGENT SALES AGREEMENT

             COMPENSATION FOR AXA EQUITABLE LIFE INSURANCE POLICIES
                          EFFECTIVE DATE: APRIL 1, 2005

COMPENSATION FOR AXA EQUITABLE LIFE INSURANCE POLICIES
------------------------------------------------------

Compensation will be paid under the General Agent Sales Agreement with respect to each Life Policy in accordance with the compensation schedules listed below and attached hereto and the other provisions of this Schedule. All Premium-based compensation due and payable will be paid to the General Agent which is the Broker of Record of the Life Policy on the date the Premium is received.

CALCULATING COMPENSATION
------------------------

Unless otherwise specified, compensation will be calculated with respect to any Policy in accordance with the attached compensation schedule for the Policy as a percentage of Premiums actually received by AXA Equitable during the first ten Policy Years and will be payable from time to time following receipt of the relevant Premiums in accordance with the Distributor's standard payment procedures. No compensation shall be due and payable in respect of any Life Policy on account of Premiums received after the tenth Policy Year. Payment of compensation will be suspended if a Policy is in its grace period pending payment of the Premium due or upon termination of the Policy.

As used herein, a "Policy Year" is a one-year period beginning on the Register Date specified in the Life Policy or on any anniversary date thereof, and "Commissionable Target Premium" or "CTP" is the amount set forth in the illustration (or conforming illustration) for the Life Policy in question as the Commissionable Target Premium. Commissionable Target Premiums may be tiered. Individual tiers are referred to as "CTP 1", "CTP 2", etc. For some products, Commissionable Target Premiums received by AXA Equitable in Policy Year 2 will be treated as CTP for the purpose of the General Agent Sales Agreement, to the extent that total Premiums received by AXA Equitable in Policy Year 1 are less than CTP. All other terms used herein shall, unless otherwise defined, have the meaning given such terms of the General Agent Sales Agreement.

COMPENSATION OPTIONS
--------------------

The compensation schedules for some Policies offer compensation options. If options are offered for a particular Policy, the General Agent must elect a compensation option at the time the application for the Policy is submitted to AXA Equitable. The compensation option may not be changed after the Policy is issued.


Revised 2/24/05

SPECIAL COMPENSATION PROVISIONS
-------------------------------

Special compensation provisions set forth in the attached compensation schedules may apply with respect to specific Policies. In the event of any inconsistency between the general provisions of this Schedule II (other than as to maximum compensation as provided below) and the provisions of any attached compensation schedule, the provisions of the compensation schedule will apply.

MAXIMUM COMPENSATION
--------------------

Notwithstanding anything to the contrary herein or in the compensation schedules attached hereto, all compensation provided for herein shall be subject to and paid in accordance with Section 4228 of the New York Insurance Law and the regulations thereunder, and neither AXA Equitable nor the Distributor shall have any obligation to pay any compensation in excess of the limits established thereunder. All sums, if any, paid under the Agreement in excess of the limits provided in Section 4228 shall be promptly returned to the Distributor upon demand.

REPLACEMENTS
------------

In the event that a life insurance policy or an annuity contract issued by an AXA Equitable Life Insurance Company or by MONY Life Insurance Company or an affiliate thereof (a "Replaced Policy") is surrendered, changed or exchanged in order to purchase an Equitable Life Policy, compensation will only be due and payable on new money (i.e., not values from the Replaced Policy), with the exception of a term conversion as described below. Such compensation will be paid in accordance with AXA Equitable's rules and procedures with respect to replacements then in effect. Please contact the Distributor before submitting an application for a replacement policy to obtain the latest replacement rules and procedures. As used herein, a replacement policy will mean any life policy issued less than 60 days before or within 13 months following the lapse, surrender or exchange of any other policy or annuity on the same insured issued by any AXA Equitable Life Insurance Company or by MONY Life Insurance Company or an affiliate thereof or any policy which is continued as Paid-Up Extended Term or Reduced Paid-Up.

TERM CONVERSION
---------------

If a client converts an AXA Equitable term life insurance policy to an AXA Equitable Life Policy, compensation will be due and payable hereunder on the portion of the premiums for which the client receives a term conversion credit in accordance with the AXA Equitable rules and procedures with respect to conversion credit compensation then in effect. Please contact the Distributor before submitting an application for a conversion to determine if a term conversion credit is available for the product in question and, if so, whether or not the credit is commissionable. If the credit is commissionable, compensation will be paid on the amount of the credit at a rate equal to fifty (50%) percent of the compensation which would otherwise be due and payable. Compensation will be paid on premiums received in excess of the credit, whether or not the credit is itself commissionable, at the rates set forth in the
Schedule II.


Revised 2/24/05

RECOVERY OF COMPENSATION IN SPECIFIED CIRCUMSTANCES
---------------------------------------------------

In the event that a Premium is returned because AXA Equitable rejects the application for the Policy under which such Premium has been paid or because the Premium, or the related application, is not timely received by AXA Equitable as required herein, or a refund is made because a purchaser exercises his or her free look right under a Policy, or AXA Equitable or the Distributor learns that information was omitted or falsified in an application or that there was any other abuse in connection with the sale of the Policy then, in any such event, upon request from the Distributor, the General Agent shall promptly repay to the Distributor any and all compensation received by the General Agent, based on all Premiums paid into the Policy, and shall pay any loss incurred as a result of a Premium being returned. The General Agent shall also repay, promptly following demand, all compensation paid to the General Agent in respect of Premiums paid pursuant to any specialized underwriting arrangement agreed to by the parties in a separate underwriting letter, if the requirements for such arrangement as described in such underwriting offer letter are not satisfied.

RIGHT OF OFFSET
---------------

In addition, and without limiting any provisions of the Agreement, the Distributor shall have a right to setoff any sums payable by the General Agent to the Distributor against any monies payable by the Distributor to the General Agent under the General Agent Sales Agreement, including this Schedule II, to the extent permitted by applicable law. This right on the part of the Distributor shall not prevent the Distributor from pursuing any other means or remedies available to recover such sums.

COMPENSATION DEFERRALS
----------------------

The compensation schedules for some Policies contain compensation deferral provisions. Where the payment of compensation is deferred, the deferred payments will be made to General Agent which is the Broker of Record on the date the Premium was received by AXA Equitable, even if the General Agent is not the Broker of Record on the date a deferred payment is made. All deferred compensation, if any, remaining unpaid on the death of the insured (or last surviving insured if the policy is a survivorship product) will be paid following payment of the death claim under the policy. However, no compensation will be due and payable following the lapse or surrender of a policy or the recovery of compensation already paid as otherwise provided herein.


Revised 2/24/05

                      AXA Equitable Life Insurance Company
                             General Agent Schedule

The schedule below reflects commission payable on AXA Equitable Life Insurance Company business that is produced on or after April 1, 2005.

---------------------------------------------------------------- --------------- ------------------- -----------------
                                                                                       Renewal
                                     Product                       First Year        Compensation         Excess
                                                                  Compensation        Years 2-10
----------------------------------------------------------------------------------------------------------------------
ATHENA UL II W/O CVE/ATHENA SUL II W/O CVE
---------------------------------------------------------------- --------------- ------------------- -----------------
Less than $500,000 First Year commissionable target
premium per calendar year                                              100%             3.5%            3%/2%*
---------------------------------------------------------------- --------------- ------------------- -----------------
$500,000 to $999,999 First Year commissionable target
premium per calendar year                                              105%             3.5%            3%/2%*
---------------------------------------------------------------- --------------- ------------------- -----------------
$1,000,000 First Year commissionable target premium or
more per calendar year                                                 110%             3.5%            3%/2%*
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------- --------------- ------------------- -----------------
ATHENA UL II W/ CVE/ ATHENA SUL II W/ CVE                                             Yrs 2 -6
                                                                                     Yrs 7 - 10
---------------------------------------------------------------- --------------- ------------------- -----------------
Less than $500,000 First Year commissionable target
premium per calendar year                                                             Yrs 2 -6
                                                                        50%             12.5%           3%/2%*
                                                                                 -------------------
                                                                                     Yrs 7 - 10
                                                                                        2.5%
---------------------------------------------------------------- --------------- ------------------- -----------------
$500,000 to $999,999 First Year commissionable target
premium per calendar year                                                             Yrs 2 -6
                                                                       52.5%            13.5%           3%/2%*
                                                                                 -------------------
                                                                                     Yrs 7 - 10
                                                                                         3%
---------------------------------------------------------------- --------------- ------------------- -----------------
$1,000,000 First Year commissionable target premium or
more per calendar year                                                               Yrs 2 - 6
                                                                        55%             14.5%           3%/2%*
                                                                                 -------------------
                                                                                     Yrs 7 - 10
                                                                                        3.5%
----------------------------------------------------------------------------------------------------------------------
          *For each policy, 3% on excess up to one times CTP, 2% for any additional premium
----------------------------------------------------------------------------------------------------------------------

SPECIAL PROVISIONS:

COMMISSION CHARGEBACK SCHEDULE

Compensation paid on any Athena II Universal Life Policy with CVE or Athena II Survivorship Universal Life Policy with CVE is subject to a chargeback if such Life Policy is surrendered or terminated for any reason other than death of the insured or the last surviving insured, respectively, in the first two Policy Years. In such event, the General Agent shall promptly repay to the Distributor a portion of all commissions and expense allowances paid in respect of such terminated or surrendered Life Policy according to the following schedule:

   TERMINATION MONTH     RECOVERY PERCENTAGE        TERMINATION MONTH         RECOVERY PERCENTAGE
          1-12                 100.00%                      19                       41.67%
           13                   91.67%                      20                       33.33%
           14                   83.33%                      21                       25.00%
           15                   75.00%                      22                       16.67%
           16                   66.67%                      23                       8.33%
           17                   58.33%                      24                         0%
           18                   50.00%

Revised 2/24/05

                              MONY Life of America
                             General Agent Schedule

The schedule below reflects commission payable on MONY Life of America business that is produced on or after April 1, 2005.

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                   Product                               First Year Compensation     Renewal Compensation    Excess
                                                                                                          Years 2-10
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

Term (including riders)
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                      Yearly Renewable                    80%            2.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                         10 Year Level                    90%            2.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                         20 Year Level                   100%            2.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                    30 year Guaranteed                   100%            2.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
VUL        ISWL                                                                 (a)                                         (b)
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
Less than $500,000 First Year                                                            100%            2.5%               3%
commissionable premium per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
$500,000 to $999,999 First Year                                                          105%            3.5%               3%
commissionable premium per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
$1,000,000 First Year commissionable                                                     110%            3.5%               3%
premium or more per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                             Term Riders same as Term
-------------------------------------------------------------------------- -------------------------- ------------------- ----------
                                               Paid-Up Additions Rider                   6%
-------------------------------------------------------------------------- -------------------------- ------------------- ----------

-------------------------------------------------------------------------- -------------------------- ------------------- ----------
MONY Fixed Annuity ****
(3, 5, 7, 8, 10 Year Guarantee Period)
(Flexible Payment Deferred Annuity)
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                           Ages 0 - 79                   5.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                             Ages 80 +                   2.8%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------


(a) This compensation rate applies to premiums that do not exceed the Commissionable Target Premium applicable to the policy issued. With the exception of the non-commissionable Primary Insured Term Rider, rider premiums result in an increase in the Commissionable Target Premium.

(b) This compensation rate applies to premiums that exceed the Commissionable Target Premium applicable to the policy issued.

   ***      Offered by MONY Life Insurance Company

   **** Producer Recommended payout for 3, 5, 7, 8, 10 Year Guarantee Period for MONY Fixed Annuity is 4.5%.


Revised 2/24/05

                              MONY Life of America
                             General Agent Schedule

The schedule below reflects commission payable on MONY Life of America business that is produced on or after April 1, 2005.

COMMISSION CHARGEBACKS

Life Chargeback rules:

o For surrender/forfeiture of any policy that uses a standard 12 month period for determining first year compensation, a chargeback for any unearned premiums will apply.

o For surrender/forfeiture of any policy that allows a 24 month period of determining first year compensation:

     - in the first six months, any first year compensation payment is reversed.

     - In the second six months, compensation will be reversed the same as if the premium was paid through the first six months.

     - in the second policy year, the equivalent of three months of compensation will be reversed. Single premiums, dump-ins, and renewal premiums would not be affected.


Revised 2/24/05

                           MONY Life Insurance Company
                             General Agent Schedule

The schedule below reflects commission plus expense allowance payable on MONY Life Insurance Company business that is produced on or after April 1, 2005.

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                   Product                                 First Year Commission     Renewal Compensation    Excess
                                                                          plus Expense Allowance*        Years 2-10
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
Term (including riders)

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                       Yearly Renewable                   80%             2.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                          10 Year Level                   90%             2.5%

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                          20 Year Level                   99%             2.5%

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                     30 year Guaranteed                   99%             2.5%

----------------------------------------------------------------------- -------------------------- ----------------------- ---------

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
VUL      ISWL                                                                         (a)                                     (b)
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
Less than $500,000 First Year                                                             99%             2.5%                3%
commissionable premium per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
$500,000 to $999,999 First Year                                                          105%             3.5%                3%
commissionable premium per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
$1,000,000 First Year commissionable                                                     110%             3.5%                3%
premium or more per calendar year
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                              Term Riders same as Term
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                               Paid-Up Additions Rider                   6%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
MONY Fixed Annuity ****
(3, 5, 7, 8, 10 Year Guarantee Period)
(Flexible Payment Deferred Annuity)

----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                            Ages 0 - 79                  5.5%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------
                                                              Ages 80 +                  2.8%
----------------------------------------------------------------------- -------------------------- ----------------------- ---------

(a) This compensation rate applies to premiums that do not exceed the Commissionable Target Premium applicable to the policy issued. With the exception of the non-commissionable Primary Insured Term Rider, rider premiums result in an increase in the Commissionable Target Premium.

(b) This compensation rate applies to premiums that exceed the Commissionable Target Premium applicable to the policy issued.

* Not to exceed per-GA New York State Insurance Law 4228 limitations, and will be monitored accordingly.

**** Producer Recommended payout for 3, 5, 7, 8, 10 Year Guarantee Period for MONY Fixed Annuity is 4.5%.

Revised 2/24/05

              AMENDMENT TO BROKERAGE GENERAL AGENT SALES AGREEMENT

You have entered into a Brokerage General Agent Sales Agreement with the Distributor dated _______________ (the "Agreement") authorizing you to distribute Traditional Company Products to Independent Agents and Insurance Agencies (as such terms and all other terms used herein, unless otherwise defined, are used in the Agreement). You also wish to distribute Variable Company Products to Qualified Retailers, and the Distributor has agreed, provided that you distribute such Products jointly with __________________ (the "Broker-Dealer") on the terms and conditions set forth in this Amendment and provided further that the Broker-Dealer enters into a Wholesale Broker-Dealer Supervisory and Sales Agreement with the Distributor (the "Broker-Dealer Agreement").

Now therefore the parties agree as follows:

1. Article 1 is hereby modified and amended in its entirety as follows:

AUTHORIZATION

The Distributor authorizes you, subject to the provisions of this Agreement, to act as a brokerage general agent on a non-exclusive basis for the purpose of soliciting applications for and servicing Traditional Company Products through Independent Agents and Insurance Agencies (including Qualified Retailers) and Variable Company Products through Qualified Retailers.

2. Article 4 is hereby modified and amended by adding the following provisions:
(q)You will perform your obligations with respect to Variable Company
Products under this Agreement jointly with the Broker-Dealer.
(r)In performing your obligations with respect to Variable Company
Products under this Agreement, you will deal exclusively with Qualified Retailers and registered representatives of such Qualified Retailers who are licensed insurance agents appointed to the Company ("Qualified Representatives").
(s)All your dealings with Qualified Retailers and Qualified
Representatives will be conducted on your behalf by individuals who are both licensed insurance agents affiliated with you and appointed to the Company and Registered Representatives of the Broker-Dealer (your "Representatives").
(t)You will not contact, solicit purchasers for Variable Company Products from, or provide services to, clients of Qualified Retailers or any other members of the public pursuant to this Agreement.
(u)You will comply with all obligations on your part under the Networking Agreement. You warrant and represent that the Networking Agreement is in full force and effect and satisfies the conditions set forth in the Letter Ruling.
(v)You will not adopt, implement, offer or participate in any program, plan, arrangement or service to allocate premiums, considerations or investments with respect to any Variable Company Product for market timing, asset allocation or other purposes, whether conducted under powers of attorney or otherwise, without the prior written consent of the Distributor in each instance.
(w)The Distributor will, at your request, provide you with copies of the Prospectuses without expense. You will provide Prospectuses without expense to Qualified Retailers writing business through you for delivery to prospective purchasers of Variable Company Products.
(x)You will not make any oral or written statement concerning a Variable
Company Product that is contrary to or inconsistent with the policy or contract therefor, the Prospectuses or the Approved Sales Materials with respect thereto.
(y)You will not give any advice to a Qualified Retailer or a Qualified Representative concerning the suitability of any Variable Company Product.
(z)The authorization granted to you to solicit applications for and service Variable Company Products through Qualified Retailers will automatically terminate at any time that (i) the Broker-Dealer is no longer registered as a securities broker/dealer under the 1934 Act, a member in good standing of the NASD or licensed or registered as a securities broker/dealer in any state that requires such licensing or registration, (ii) the Broker-Dealer Agreement is terminated or (iii) the Distributor gives notice that the Broker-Dealer is in default under the Broker-Dealer Agreement.

3.  Article 5(b) is hereby modified and amended in its entirety as follows:

(b) In the event that a Qualified Retailer writes business through you, then the Distributor will pay compensation to the Qualified Retailer directly, and the compensation due and payable to you hereunder will, notwithstanding anything herein to the contrary, be the difference between the compensation which would otherwise be due and payable to you hereunder and the compensation due and payable by the Company or the Distributor to such Qualified Retailer.

4. Article 5 is hereby modified and amended by adding the following provision:

(i) No compensation shall be due and payable hereunder in respect of any Variable Company Product if payment of such compensation would constitute a violation of securities laws or regulations or NASD rules. In the event the Distributor reasonably concludes that payment of compensation hereunder would constitute such a violation, the Distributor will give notice of the same to the General Agent and the Broker-Dealer and hold such compensation in "escrow" until the Distributor receives reasonably satisfactory evidence that such compensation may be paid; provided, however, that the Distributor must receive such evidence or the Broker-Dealer must commence an appeal to the NASD within 180 days after the Distributor first gives notice that a payment is being withheld.

5.  Article 9 is hereby modified and amended in its entirety as follows:

ARBITRATION
-----------
Any controversy, claim or dispute of any kind whatsoever arising out of or relating to this Agreement or any actual of alleged breach thereof shall be resolved by submitting such controversy, claim or dispute to binding arbitration administered by the NASD under the arbitration rules of the NASD then in effect. In the event the NASD declines to hear such controversy, claim or dispute, it shall be resolved by submitting the same to binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect. Judgment on any award rendered by the arbitrators may be entered in any court, state or federal, having jurisdiction thereof. It is agreed by the parties hereto that exemplary damages and/or punitive damages will not be recoverable and will not be requested by any party hereto.

6. Article 11 is hereby modified and amended be restating and/or adding the following defined terms:
(g) "Approved Sales Materials" means illustrations, brochures, sales scripts, seminar or other types of presentations, advertising, direct mailings or any other sales materials relating to the Company or the Company Products that have been approved by the Company or the Distributor for use or distribution.
(h) "Company Products" means the life insurance and annuity products of the Company listed on the schedule attached to the Agreement (the "Product Roster"). The Distributor in its sole discretion add or delete Company Products from the Product Roster or restrict the sale of certain Company Products in particular jurisdictions by written notice to you.
(i) "Letter Ruling" means the letter ruling issued by the staff of the Securities and Exchange Commission to Howard & Howard (sub. nom. First of America Brokerage Services, Inc.) (avail. Sept. 28, 1995) or any successor letter ruling with respect to the non-registration as a broker-dealer of an insurance agency associated with a registered broker-dealer.
(j) "NASD" means the National Association of Securities Dealers.
(k) "Networking Agreement" means the agreement between the Broker-Dealer and you which complies with the terms and conditions of the Letter Ruling.
(l)"1934 Act" means the Securities Exchange Act of 1934, as amended.

(m) "Prospectuses" shall mean all product prospectuses, trust prospectuses and statements of additional information relating to the Variable Company Products and such other materials as the Distributor shall determine to be necessary or desirable to distribute to prospective purchasers of the Variable Sales Products.
(n) "Qualified Retailer" means (1) an Insurance Agency which is also a broker-dealer or (2) an Insurance Agency and its associated broker-dealer, which is in either case authorized to distribute Company Products pursuant to a sales agreement with the Distributor.
(o) "Traditional Company Products" means Company Products that are not subject to regulation by the Securities and Exchange Commission.
(p) "Variable Company Products" means Company Products that are subject to regulation by the Securities and Exchange Commission.

7. This Amendment will not be effective until the Broker-Dealer has entered into a Broker-Dealer Agreement with AXA Distributors, LLC.

8. Except as modified and amended hereby, the Agreement is ratified and confirmed in full force and effect in accordance with its terms.

This Amendment is entered into as of _________________________, 2005.
                                     (Distributor to insert date)



Distributor:                                 Brokerage General Agent:
                                     (Enter one or more parties as appropriate.)


AXA Distributors, LLC                           _______________________________
AXA Distributors Insurance                         [Insert name of party]
 Agency, LLC
AXA Distributors Insurance Agency
 of Alabama, LLC
AXA Distributors Insurance Agency of
 Massachusetts, LLC

By: _________________________________         By: _____________________________


       Name: _________________________            Name: _______________________
       Title:   Vice President

                                                 Title: ________________________



                                        3